UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2019

HIREQUEST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Director Compensation Plan

On September 23, 2019, the Board of Directors of HireQuest, Inc. (the “Board”) adopted and approved the 2019 HireQuest, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”). On September 25, 2019, the Board adopted and approved certain revisions to such plan. All subsequent references in this Form 8-K to “Director Compensation Plan” include such revisions.

Pursuant to the Director Compensation Plan, each non-employee director of the Company who is elected or appointed at an annual meeting of shareholders is entitled to receive an annual Board retainer of $36,000 (“Board Annual Retainer”). In addition, each non-employee director who is appointed to serve on a committee of the Board (but not the Chair of such committee) is entitled to receive an annual committee retainer (“Committee Annual Retainer”) as follows: Audit Committee - $5,500; Compensation Committee - $3,500; Nominating and Governance Committee - $3,500. Members of any other special committee established by the Board are entitled to be paid a Committee Annual Retainer, if any, as determined by the Board. The Chair of each committee of the Board is entitled to receive an additional annual retainer (“Committee Chair Annual Retainer”) as follows: Audit Committee Chair - $8,500; Compensation Committee Chair - $5,500; Nominating and Governance Committee - $5,500. The Chair of any other special committee established by the Board is entitled to a Committee Chair Annual Retainer, if any, as determined by the Board. The Vice-Chairman of the Board is entitled to receive an additional annual retainer (“Vice-Chairman Annual Retainer”) of $12,500. The Board Annual Retainer, Committee Annual Retainer, Committee Chair Annual Retainer and Vice-Chairman Annual Retainer are payable in cash, in arrears, in equal quarterly installments due within 15 days after the end of a fiscal quarter. Any non-employee director who experiences a separation from service during his or her board term shall receive pro-rated annual retainers.

Pursuant to the Director Compensation Plan, each non-employee director serving on the Board as of September 23, 2019 received an equity award on such date consisting of 15,000 restricted shares of Company common stock granted pursuant to and in accordance with the terms of the Company’s 2016 Stock Incentive Plan (the “Initial Restricted Shares”). The Initial Restricted Shares vest in three equal annual installments beginning on the date that immediately precedes the 2020 annual meeting of shareholders of the Company, with the remainder vesting in equal installments on the first two anniversaries of that date, provided, however that if the vesting date would otherwise occur during a Company blackout period, the shares will vest on the first day immediately following the end of the blackout period. If a non-employee director experiences a separation from service before the Initial Restricted Shares fully vest, then the unvested portion is automatically forfeited. Non-employee directors have the right to vote any Initial Restricted Shares during the vesting period. In addition, their restricted share accounts are credited with stock equivalent to all dividends paid during the vesting period (subject to vesting of the Initial Restricted Shares).

Pursuant to the Director Compensation Plan, all non-employee directors elected at subsequent annual meetings of shareholders are entitled to receive on the date of each such meeting an equity award of 5,000 restricted shares of Company common stock granted pursuant to and in accordance with the terms of the Company’s 2016 Stock Incentive Plan (the “Annual Restricted Shares”). These Annual Restricted Shares vest in full on the three-month anniversary of their grant date, provided, however that if the vesting date would otherwise occur during a Company blackout period, the shares will vest on the first day immediately following the end of the blackout period. The other vesting terms match the vesting terms of the Initial Restricted Shares described above.

Non-employee directors are also entitled to reimbursement of reasonable business expenses incurred in connection with the performance of his or her duties.

Under the Director Compensation Plan, non-employee directors must own by the later of July 15, 2021 or the second anniversary of their initial election or appointment to the Board, shares (but not counting Initial Restricted Shares or Annual Restricted Shares) having a value equal to the amount of the Board Annual Retainer in place at the time of the initial election or appointment to the Board. In addition, the Director Compensation Plan contains a stock purchase matching program under which the Company will match 20% of the purchases of common stock of the Company that a non-employee director makes during the period ending on the date on which the stock ownership requirements described above no longer apply to him or her, subject to certain terms and conditions including: the shares issued pursuant to the match will be restricted shares issued pursuant to the Company’s 2016 Stock Incentive Plan which will not vest until the second anniversary of the date on which the triggering purchase was made; the number of shares of matching restricted stock that the Company can issue to any one non-employee director pursuant to the match may not exceed a value of $25,000 in the aggregate in any one-year period; and the shares of matching restricted stock will only vest if the non-employee director serves on the Board on the vesting date and owns at least the same number of shares of Company common stock that were matched at the time of the triggering purchase.

The foregoing description of the Director Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Director Compensation Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Rick Hermanns Employment Agreement

On September 23, 2019, HireQuest, Inc. (the “Company”) entered into an Executive Employment Agreement by and among the Company, HQ LTS Corporation, a wholly-owned subsidiary of the Company (the “Subsidiary”), and Richard Hermanns, the Company’s President and Chief Executive Officer, with an effective date of September 1, 2019 (the “Hermanns Agreement”).

The Hermanns Agreement provides for Mr. Hermanns to continue serving as the Company’s President and Chief Executive Officer during an initial term through August 31, 2022 (the “Term”) and to receive an annual base salary of $375,000, payable at periodic intervals in accordance with the Subsidiary’s normal payroll practices. Mr. Hermanns will receive a one-time bonus in the amount of $250,000 for the fiscal year ending December 31, 2019 (the “2019 Bonus”). Mr. Hermanns will also be eligible for (i) a discretionary bonus with respect to each fiscal year beginning with the fiscal year ending December 31, 2019 in the Compensation Committee’s sole discretion; (ii) a pre-tax income bonus beginning with the fiscal year ending December 31, 2020 and for each fiscal year thereafter during the Term equal to annual pre-tax income of the Company and all of its subsidiaries on a combined system-wide basis during the fiscal year multiplied by one-half of one percent and adjusted by the Compensation Committee in good faith to account for extraordinary items; and (iii) a sales increase bonus beginning with the fiscal year ending December 31, 2020 and for each fiscal year thereafter during the Term equal to eight times the percentage year-over-year increase in System-Wide Sales multiplied by Mr. Hermanns’ then-existing annualized base salary. “System-Wide Sales” is defined as the sum of all sales generated by franchisees of any subsidiary of the Company on a combined basis.

Upon execution of the Hermanns Agreement, Mr. Hermanns was granted and issued 50,000 restricted shares of Company common stock pursuant to the Company’s 2016 Stock Incentive Plan, subject to the terms and conditions of the plan (the “Hermanns Restricted Shares”). The Hermanns Restricted Shares vest according to the following schedule: 50% on the second anniversary of the effective date of the Agreement, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. Hermanns’ employment under certain conditions. Mr Hermanns is also entitled to vacation and other employee benefits in accordance with the Subsidiary’s policies.

Mr. Hermanns’ employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. Hermanns or his estate will receive any unpaid base salary plus accrued paid time off or vacation, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. Hermanns’ expense. If Mr. Hermanns’ employment is terminated due to death or disability, Mr. Hermanns or his estate is also entitled to an amount equal to the base salary Mr. Hermanns would have earned in the sixty day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the Hermanns Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. Hermanns resigns for “good reason” (as each of those terms is defined in the agreement), Mr. Hermanns is entitled to receive any unpaid base salary plus accrued paid time off or vacation, full payment of the 2019 Bonus, pro-rated payment of the pre-tax income bonus and sales increase bonus, an amount equal to Mr. Hermanns base salary for an eighteen month period, reimbursable expenses, and continued health care benefits at Mr. Hermanns’ expense. In addition, all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards. If the employment terminates due to non-renewal of the agreement, Mr. Hermanns is entitled to receive any unpaid base salary plus accrued paid time off or vacation, full payment of the 2019 Bonus, pro-rated payment of the Pre-Tax Income and Sales Increase bonuses, and all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards.

If a “change of control” (generally defined in the agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. Hermanns’ employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards. The foregoing description of the Hermanns Agreement does not purport to be complete and is qualified in its entirety by reference to the Hermanns Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

John McAnnar Employment Agreement

On September 23, 2019, the Company entered into an Executive Employment Agreement by and among the Company, the Subsidiary and John D. McAnnar, the Company’s Vice President, General Counsel, and Secretary, with an effective date of September 1, 2019 (the “McAnnar Agreement”).

The McAnnar Agreement provides for Mr. McAnnar to continue serving as the Company’s Vice President, General Counsel, and Secretary during an initial term through August 31, 2021 (the “Term”) and to receive an annual base salary of $190,000, payable at periodic intervals in accordance with the Subsidiary’s normal payroll practices. Mr. McAnnar will receive a one-time bonus in the amount of $25,000 for the fiscal year ending December 31, 2019 (the “2019 Bonus”). Mr. McAnnar will also be eligible for (i) a discretionary bonus with respect to each fiscal year beginning with the fiscal year ending December 31, 2019 in the Compensation Committee’s sole discretion; and (ii) a performance bonus beginning with the fiscal year ending December 31, 2020 of up to 50% of his base salary upon achieving the various tiered goals to be specified in the Company’s senior executive bonus plan.

Upon execution of the McAnnar Agreement, Mr. McAnnar was granted and issued 25,000 restricted shares of Company common stock pursuant to the Company’s 2016 Stock Incentive Plan, subject to the terms and conditions of the plan (the “McAnnar Restricted Shares”). The McAnnar Restricted Shares vest according to the following schedule: 50% on the second anniversary of the effective date of the agreement, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. McAnnar’s employment under certain conditions. Mr. McAnnar is also entitled to vacation and other employee benefits in accordance with the Subsidiary’s policies.

Mr. McAnnar’s employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. McAnnar or his estate will receive any unpaid base salary plus accrued paid time off or vacation, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. McAnnar’s expense. If Mr. McAnnar’s employment is terminated due to death or disability, Mr. McAnnar or his estate is also entitled to an amount equal to the base salary Mr. McAnnar would have earned in the sixty day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the McAnnar Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. McAnnar resigns for “good reason” (as each of those terms is defined in the agreement), Mr. McAnnar is entitled to receive any unpaid base salary plus accrued paid time off or vacation, full payment of the 2019 Bonus, pro-rated payment of the performance bonus, an amount equal to Mr. McAnnar’s base salary for a period equal to one month for every year of total employment by the Company and its affiliates up to a maximum of six months, reimbursable expenses, continued health care benefits at Mr. McAnnar’s expense, and pro-rata vesting of the McAnnar Restricted Shares calculated as if his restricted stock had vested monthly. If the employment terminates due to non-renewal of the agreement, Mr. McAnnar is entitled to receive any unpaid base salary plus accrued paid time off or vacation, full payment of the 2019 Bonus, pro-rated payment of the Performance Bonus, and 50% of the McAnnar Restricted Shares shall immediately vest.

If a “change of control” (generally defined in the agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. McAnnar’s employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the McAnnar Restricted Shares, will lapse such that Mr. McAnnar will be fully vested in such awards.

The foregoing description of the McAnnar Agreement does not purport to be complete and is qualified in its entirety by reference to the McAnnar Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Smith Restricted Share Grant

On September 23, 2019, the Board of Directors adopted a resolution granting and issuing 25,000 restricted shares of Company common stock to Cory Smith pursuant to the Company’s 2016 Stock Incentive Plan, subject to the terms and conditions of the plan (the “Smith Restricted Shares”). The Smith Restricted Shares were granted in connection with Mr. Smith’s continued service as the Company’s Chief Financial Officer and Treasurer. The Smith Restricted Shares vest and become unrestricted according to the following schedule: 50% on September 1, 2021, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter; provided, however, that if Mr. Smith’s employment is terminated by the Company “without cause” or Mr. Smith resigns for “good reason”, as provided in his employment agreement dated as of June 5, 2019, which automatically renewed for a two-year term on July 15, 2019 (the “Smith Agreement”), all non-vested shares will immediately cease vesting and be forfeited, provided, further, that should Mr. Smith’s employment end for any other reason, his shares will vest pro-rata based on the months of employment after September 23, 2019 measured in respect to the four-year vesting schedule, and all non-vested shares thereafter will immediately cease vesting and be forfeited.

Executive Stock Purchase Matching Program

On September 25, 2019, the Board approved an executive stock purchase matching program applicable to Messrs. Hermanns, Cory and McAnnar, under which the Company will match 20% of the purchases of common stock of the Company that an executive makes during the period ending upon the executive’s termination from employment with the Company (which purchases do not include stock received by the executive as compensation), subject to certain terms and conditions including: the shares issued pursuant to the match will be restricted shares issued under the Company’s 2016 Stock Incentive Plan which will not vest until the second anniversary of the date on which the triggering purchase was made; the number of shares of matching restricted stock that the Company can issue to any one executive pursuant to the match may not exceed a value of $25,000 in the aggregate in any one-year period; and the shares of matching restricted stock will only vest if the executive is employed by the Company and/or a subsidiary on the vesting date and owns at least the same number of shares of Company common stock that were matched at the time of the triggering purchase.

The executive stock purchase matching program was memorialized in addenda to the Hermanns Agreement, McAnnar Agreement and Smith Agreement. The foregoing description of the executive stock purchase matching program does not purport to be complete and is qualified in its entirety by reference to such addenda. The addenda to the Hermanns Agreement and McAnnar Agreement are included in Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference. The addendum to the Smith Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 26, 2019, the Company posted an investor presentation to its website (www.hirequestllc.com) under “Invest in HireQuest – Command Center Investor Relations – Investor Presentation.” The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K and should not be considered part of this document. The website address is included in this Current Report on Form 8-K as an inactive textual reference only.

A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company expects to use the investor presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, brokers, analysts and others.

The Investor Presentation includes financial information not prepared in accordance with generally accepted accounting principles (“Non-GAAP Financial Measures”). A reconciliation of the Non-GAAP Financial Measures to financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as required by Regulation G, appears at the end of such presentation. The Company is providing disclosure of the reconciliation of reported Non-GAAP Financial Measures used in the investor presentation, among other places, to its comparable financial measures on a GAAP basis. The Company believes that the Non-GAAP Financial Measures provide investors additional ways to view our operations, when considered with both our GAAP results and the reconciliation to non-GAAP financial information, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure.

The information in this Item 7.01 and in Exhibit 99.1 is summary information that is intended to be in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the investor presentation, except as required by law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, or through other public disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	2019 HireQuest, Inc. Non-Employee Director Compensation Plan

10.2	Employment Agreement among the Subsidiary, the Company, and Richard Hermanns

10.3	Employment Agreement among the Subsidiary, the Company, and John McAnnar

10.4	Addendum to Employment Agreement between the Company and Cory Smith

99.1	HireQuest, Inc. Investor Presentation September 2019 (furnished only)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: September 26, 2019	/s/ John McAnnar
John McAnnar
Vice President and General Counsel